Supplemental Information | As of March 31, 20240 Supplemental Information First Quarter 2024 Exhibit 99.2

Supplemental Information | As of March 31, 20241 Table of Contents Financial Summary Consolidated Statements of Operations 2 Funds from Operations and Adjusted Funds from Operations 3 Consolidated Balance Sheets 4 GAAP Reconciliations to EBITDAre, GAAP NOI and Cash NOI 5 Market Capitalization, Debt Summary and Leverage Metrics 6 Net Investment Activity Investment Summary 7 Disposition Summary 8 Portfolio Summary Portfolio Highlights 9 Tenant and Industry Diversification 10 Portfolio Health 11 Leasing Summary Leasing Expiration Schedule, Leasing Activity and Statistics 12 Same-Store Analysis 13 Lease Escalations 14 Glossary 15-17

Supplemental Information | As of March 31, 20242 l t l I f r ti | s f rc , 2 Three Months Ended March 31, (in thousands, except share and per share data) 2024 2023 (unaudited) (unaudited) Revenues: Rental revenue1,2 $ 98,510 $ 78,172 Interest on loans and direct financing lease receivables 4,740 4,446 Other revenue, net 251 1,069 Total revenues 103,501 83,687 Expenses: General and administrative 9,358 8,583 Property expenses2 993 843 Depreciation and amortization 28,525 23,824 Provision for impairment of real estate 3,752 677 Change in provision for credit losses 2 (30) Total expenses 42,630 33,897 Other operating income: Gain on dispositions of real estate, net 1,512 4,914 Income from operations 62,383 54,704 Other (expense)/income: Interest expense (15,597) (12,133) Interest income 493 638 Income before income tax expense 47,279 43,209 Income tax expense 156 153 Net income 47,123 43,056 Net income attributable to non-controlling interests (148) (160) Net income attributable to stockholders $ 46,975 $ 42,896 Basic weighted-average shares outstanding 167,290,702 144,406,044 Basic net income per share $ 0.28 $ 0.30 Diluted weighted-average shares outstanding 168,854,601 146,000,007 Diluted net income per share $ 0.28 $ 0.29 1. Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $238 and $176 for the three months ended March 31, 2024 and 2023, respectively. 2. Includes reimbursable income or reimbursable expenses from the Company’s tenants of $548 and $591 for the three months ended March 31, 2024 and 2023, respectively. Financial Summary Consolidated Statements of Operations

Supplemental Information | As of March 31, 20243 l t l I f r ti | s f rc , 3 Three Months Ended March 31, (unaudited, in thousands except per share amounts) 2024 2023 Net income $ 47,123 $ 43,056 Depreciation and amortization of real estate 28,485 23,799 Provision for impairment of real estate 3,752 677 Gain on dispositions of real estate, net (1,512) (4,914) Funds from Operations 77,848 62,618 Non-core expense (income)1 — (876) Core Funds from Operations 77,848 61,742 Adjustments: Straight-line rental revenue, net (9,980) (6,838) Non-cash interest expense 949 819 Non-cash compensation expense 2,945 2,721 Other amortization expense 219 281 Other non-cash adjustments (7) (35) Capitalized interest expense (859) (432) Adjusted Funds from Operations $ 71,115 $ 58,258 Net income per share2: Basic $ 0.28 $ 0.30 Diluted $ 0.28 $ 0.29 FFO per share2: Basic $ 0.46 $ 0.43 Diluted $ 0.46 $ 0.43 Core FFO per share2: Basic $ 0.46 $ 0.43 Diluted $ 0.46 $ 0.42 AFFO per share2: Basic $ 0.42 $ 0.40 Diluted $ 0.42 $ 0.40 1. Includes the following during the three months ended March 31, 2023: $0.9 million of insurance recovery income related to two properties. 2. Calculations exclude $116 and $101 from the numerator for the three months ended March 31, 2024 and 2023, respectively, related to dividends paid on unvested restricted stock units. Financial Summary Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Supplemental Information | As of March 31, 20244 l t l I f r ti | s f rc , 4 Financial Summary Consolidated Balance Sheets (in thousands, except share and per share amounts) March 31, 2024 December 31, 2023 ASSETS (unaudited) (audited) Investments: Real estate investments, at cost: Land and improvements $ 1,635,673 $ 1,542,302 Building and improvements 3,045,579 2,938,012 Lease incentive 17,892 17,890 Construction in progress 121,633 96,524 Intangible lease assets 88,320 89,209 Total real estate investments, at cost 4,909,097 4,683,937 Less: accumulated depreciation and amortization (393,784) (367,133) Total real estate investments, net 4,515,313 4,316,804 Loans and direct financing lease receivables, net 235,905 223,854 Real estate investments held for sale, net 1,235 7,455 Net investments 4,752,453 4,548,113 Cash and cash equivalents 79,161 39,807 Restricted cash 3 9,156 Straight-line rent receivable, net 117,130 107,545 Derivative assets 37,207 30,980 Rent receivables, prepaid expenses and other assets, net 27,491 32,660 Total assets $ 5,013,445 $ 4,768,261 LIABILITIES AND EQUITY Unsecured term loans, net of deferred financing costs $ 1,273,365 $ 1,272,772 Senior unsecured notes, net 395,985 395,846 Revolving credit facility — — Intangible lease liabilities, net 10,936 11,206 Intangible lease liabilities held for sale, net 76 — Dividend payable 50,236 47,182 Derivative liabilities 9,490 23,005 Accrued liabilities and other payables 25,798 31,248 Total liabilities 1,765,886 1,781,259 Commitments and contingencies — — Stockholders' equity: Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of 3/31/24 and 12/31/23 — — Common stock, $0.01 par value; 500,000,000 authorized; 175,306,386 and 164,635,150 issued and outstanding as of 3/31/24 and 12/31/23, respectively 1,753 1,646 Additional paid-in capital 3,325,668 3,078,459 Distributions in excess of cumulative earnings (111,926) (105,545) Accumulated other comprehensive loss 23,594 4,019 Total stockholders' equity 3,239,089 2,978,579 Non-controlling interests 8,470 8,423 Total equity 3,247,559 2,987,002 Total liabilities and equity $ 5,013,445 $ 4,768,261

Financial Summary

GAAP Reconciliations to EBITDA*re*, GAAP NOI, Cash NOI and Estimated Run Rate Metrics

(unaudited, in thousands)	Three Months Ended March 31, 2024	
Net income	$	47,123
Depreciation and amortization		28,525
Interest expense		15,597
Interest income		(493)
Income tax expense		156
EBITDA		90,908
Provision for impairment of real estate		3,752
Gain on dispositions of real estate, net		(1,512)
EBITDA*re*		93,148
Adjustment for current quarter re-leasing, acquisition and disposition activity[1]		4,122
Adjustment to exclude other non-core and non-recurring activity[2]		392
Adjustment to exclude termination/prepayment fees and certain percentage rent[3]		(183)
Adjusted EBITDA*re* - Current Estimated Run Rate		97,479
General and administrative		8,784
Adjusted net operating income ("NOI")		106,263
Straight-line rental revenue, net[1]		(10,544)
Other amortization expense		219
Adjusted Cash NOI	$	95,938
Annualized EBITDA*re*	$	372,592
Annualized Adjusted EBITDA*re*	$	389,916
Annualized Adjusted NOI	$	425,052
Annualized Adjusted Cash NOI	$	383,752

1. Adjustment made to reflect EBITDA*re*, NOI and Cash NOI as if all re-leasing activity, investments in and dispositions of real estate and loan repayments completed during the three months ended March 31, 2024 had occurred on January 1, 2024.
2. Adjustment is made to i) exclude non-core income and expense adjustments made in computing Core FFO, ii) exclude changes in our provision for credit losses and iii) eliminate the impact of seasonal fluctuation in certain non-cash compensation expense recorded in the period.
3. Adjustment excludes lease termination or loan prepayment fees and contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease, if any.

5 Supplemental Information | As of March 31, 2024 ESSENTIAL PROPERTIES

Financial Summary

Market Capitalization, Debt Summary and Leverage Metrics

(dollars in thousands, except share and per share amounts)	March 31, 2024	Rate	Wtd. Avg. Maturity
Unsecured debt:			
February 2027 term loan[1]	$ 430,000	2.4%	2.9 years
January 2028 term loan[1]	400,000	4.6%	3.8 years
February 2029 term loan[1,2]	450,000	4.3%	4.9 years
Senior unsecured notes due July 2031	400,000	3.1%	7.3 years
Revolving credit facility[3]	—	—%	1.9 years
Total unsecured debt	1,680,000	3.6%	4.7 years
Gross debt	1,680,000		
Less: cash & cash equivalents	(79,161)		
Less: restricted cash available for future investment	(3)		
Net debt	1,600,836		
Equity:			
Preferred stock	—		
Common stock and OP units (175,860,233 shares @ $26.66/share as of 3/31/24)[4]	4,688,434		
Total equity	4,688,434		
Total enterprise value ("TEV")	$ 6,289,270		
Pro forma adjustments to Net Debt and TEV:[5]			
Net debt	$ 1,600,836		
Less: Unsettled forward equity (7,828,852 shares @ $23.53/share as of 3/31/24)	(184,178)		
Pro forma net debt	1,416,658		
Total equity	4,688,434		
Common stock — unsettled forward equity (7,828,852 shares @ $26.66/share as of 3/31/24)	208,717		
Pro forma TEV	$ 6,313,809		
Gross Debt / Undepreciated Gross Assets	31.1%		
Net Debt / TEV	25.5%		
Net Debt / Annualized Adjusted EBITDA*re*	4.1x		
Pro Forma Gross Debt / Undepreciated Gross Assets	30.0%		
Pro Forma Net Debt / Pro Forma TEV	22.4%		
Pro Forma Net Debt / Annualized Adjusted EBITDA*re*	3.6x		

1. Rates presented for our term loans are fixed at the stated rates after giving effect to our interest rate swaps, applicable margin of 85bps (for 2027 and 2028 Term Loans) or 95bps (for 2029 Term Loan) and SOFR premium of 10bps.
2. Weighted average maturity calculation is made after giving effect to extension options exercisable at our election.
3. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $600 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $600 million. Borrowings bear interest at Term SOFR plus applicable margin of 77.5bps and SOFR premium of 10bps.
4. Common stock and OP units as of March 31, 2024, based on 175,306,386 common shares outstanding and 553,847 OP units held by non-controlling interests.
5. Pro forma adjustments have been made to reflect shares sold on a forward basis through the Company's March 2024 follow-on offering as if they had been physically settled on March 31, 2024.

6 Supplemental Information | As of March 31, 2024 ESSENTIAL PROPERTIES

Supplemental Information | As of March 31, 20247 $175,738 $195,454 $328,370 $207,147 $277,361 $213,327 $314,865 $248,770 $0 $40,000 $80,000 $120,000 $160,000 $200,000 $240,000 $280,000 $320,000 $360,000 In ve st m en t Ac tiv ity ($ 00 0s ) In ve st m en t Ac tiv ity ($ 00 0s ) Net Investment Activity Investment Summary 1. Includes investments in mortgage loans receivable. 2. Cash ABR for the first full month after the investment divided by the gross investment in the property plus transaction costs. 3. GAAP rent and interest income for the first twelve months after the investment divided by the gross investment in the property plus transaction costs. 4. As a percentage of cash ABR for the quarter. 5. Includes investments in mortgage loans receivable collateralized by more than one property. 6. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. Investments1 2Q’22 3Q’22 4Q’22 1Q’23 2Q’23 3Q’23 4Q’23 1Q’24 Number of Transactions 23 27 39 24 29 30 43 36 Property Count 39 40 115 57 78 65 93 79 Average Investment per Unit (in 000s) $3,870 $3,750 $2,782 $3,401 $3,350 $2,812 $3,008 $2,767 Cash Cap Rates2 7.0% 7.1% 7.5% 7.6% 7.4% 7.6% 7.9% 8.1% GAAP Cap Rates3 8.0% 8.2% 8.8% 9.0% 8.7% 8.7% 9.1% 9.3% Weighted Average Lease Escalation 1.5% 1.6% 1.8% 2.0% 1.9% 2.0% 1.9% 1.9% Master Lease %4,5 86% 68% 90% 86% 57% 60% 72% 82% Sale-Leaseback %4,6 100% 89% 99% 100% 99% 100% 97% 100% Existing Relationship %4 79% 94% 95% 94% 66% 86% 96% 87% % of Financial Reporting4 100% 100% 100% 100% 100% 100% 100% 100% Rent Coverage Ratio 2.7x 4.4x 3.2x 3.3x 3.9x 3.3x 3.3x 2.7x Lease Term Years 17.2 16.5 18.7 19.0 19.3 17.6 17.6 17.2

Supplemental Information | As of March 31, 20248 $26,091 $35,513 $75,522 $37,161 $41,736 $28,496 $30,602 $11,949 $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 D is po si tio n Ac tiv ity ($ 00 0s )1 D is po si tio n Ac tiv ity ($ 00 0s )1 Net Investment Activity Disposition Summary 1. Includes the impact of transaction costs. 2. Gains/(losses) based on our initial purchase price. 3. Cash ABR at time of sale divided by gross sale price (excluding transaction costs) for the property. 4. Excludes properties sold pursuant to an existing tenant purchase option or properties purchased by the tenant. 5. Property count excludes dispositions of undeveloped land parcels or dispositions where only a portion of the owned parcel is sold. Dispositions 2Q’22 3Q’22 4Q’22 1Q’23 2Q’23 3Q’23 4Q’23 1Q’24 Realized Gain/(Loss)1,2 38.6% 11.1% 7.2% (2.1%) (0.9%) (2.3%) 8.2% (20.1%) Cash Cap Rate on Leased Assets3,4 6.2% 6.2% 6.9% 6.1% 6.2% 6.5% 6.6% 6.5% Leased Properties Sold5 8 12 25 17 14 9 9 6 Vacant Properties Sold5 — — 1 — 2 1 — 1 Rent Coverage Ratio 1.1x 1.2x 2.1x 2.3x 2.2x 3.6x 3.5x 2.7x

Supplemental Information | As of March 31, 20249 Portfolio Summary Portfolio Highlights Investment Properties (#)1 1,937 Square Footage (mm) 19.3 Tenants (#) 383 Concepts (#) 548 Industries (#) 16 States (#) 48 Weighted Average Remaining Lease Term (Years) 14.1 Triple-Net Leases (% of Cash ABR) 96.1% Master Leases (% of Cash ABR) 67.0% Sale-Leaseback (% of Cash ABR)2,3 90.6% Unit-Level Rent Coverage 3.9x Unit-Level Financial Reporting (% of Cash ABR) 98.9% Leased (%) 99.9% Top 10 Tenants (% of Cash ABR) 19.1% Average Investment Per Property ($mm) $2.7 Total Cash ABR ($mm) $384.2 1. Includes 135 properties that secure mortgage loans receivable. 2. Exclusive of our Initial Portfolio. 3. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. As of March 31, 2024

Portfolio Summary

Tenant and Industry Diversification

Top 10 Tenants

Top 10 Tenants[1]	Properties[2]	% of Cash ABR
Equipment Share	54	4.3%
Chicken N Pickle	8	2.2%
Bright Path	31	1.8%
Tidal Wave Auto Spa	16	1.6%
Pops Mart	25	1.6%
Red Robin	28	1.6%
Couche-Tard / Circle K	40	1.5%
festival foods	6	1.5%
Five Star Parks & Attractions	10	1.5%
Captain D's	77	1.5%
Top 10 Tenants	**295**	**19.1%**
Total	**1,936**	**100.0%**

Diversification by Industry

Tenant Industry	Type of Business	Cash ABR ($'000s)	% of Cash ABR	# of Properties[2]	Building SqFt[3]	Rent Per SqFt[3]
Car Washes	Service	$ 58,025	15.1%	185	910,733	$ 64.10
Early Childhood Education	Service	43,395	11.3%	195	2,028,239	21.40
Medical / Dental	Service	41,727	10.9%	213	1,631,386	25.58
Quick Service	Service	40,443	10.5%	430	1,135,492	35.91
Automotive Service	Service	31,472	8.2%	238	1,634,284	19.32
Casual Dining	Service	28,733	7.5%	130	904,320	31.77
Equipment Rental and Sales	Service	21,212	5.5%	79	1,414,481	15.00
Convenience Stores	Service	20,417	5.3%	152	607,027	34.89
Other Services	Service	8,708	2.3%	48	585,595	14.87
Family Dining	Service	6,591	1.7%	35	237,775	27.72
Pet Care Services	Service	5,912	1.5%	38	260,429	23.96
Service Subtotal		**$ 306,635**	**79.8%**	**1,743**	**11,349,759**	**$ 27.15**
Entertainment	Experience	30,130	7.8%	54	1,776,668	16.96
Health and Fitness	Experience	16,770	4.4%	41	1,452,826	11.95
Movie Theatres	Experience	4,404	1.1%	6	293,206	15.02
Experience Subtotal		**$ 51,304**	**13.4%**	**101**	**3,522,700**	**$ 14.77**
Grocery	Retail	11,613	3.0%	32	1,477,780	7.86
Home Furnishings	Retail	1,530	0.4%	3	176,809	8.65
Retail Subtotal		**$ 13,143**	**3.4%**	**35**	**1,654,589**	**$ 7.94**
Other Industrial	Industrial	9,223	2.4%	34	1,417,973	6.50
Building Materials	Industrial	3,910	1.0%	23	1,257,017	3.11
Industrial Subtotal		**$ 13,133**	**3.4%**	**57**	**2,674,990**	**$ 4.91**
Total		**$ 384,215**	**100.0%**	**1,936**	**19,202,039**	**$ 20.12**

1. Represents tenant, guarantor or parent company.
2. Property count includes 135 properties that secure mortgage loans receivable and excludes one vacant property.
3. Calculation excludes three vacant properties, properties with no annualized base rent and properties under construction.

10 Supplemental Information | As of March 31, 2024 ESSENTIAL PROPERTIES

Supplemental Information | As of March 31, 202411 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 20 24 20 25 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 33 20 34 20 35 20 36 20 37 20 38 20 39 Th er ea fte r % o f C as h AB R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR 38.4% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% C C C + B- B B+ BB - BB BB + BB B- BB B BB B+ A- A A+ AA - % o f C as h AB R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR ≥ 2.00x: 73.8% Not Reported: 1.3% 1.50x to 1.99x: 13.4% 1.00x to 1.49x: 7.6% < 1.00x: 3.9% Portfolio Summary Portfolio Health Tenant Financial Reporting Requirements % of Cash ABR by Unit-Level Coverage Tranche1 Unit-Level Coverage by Lease ExpirationUnit-Level Coverage by Tenant Credit2 Note: ‘NR’ means not reported. 1. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases. 2. The chart illustrates the portions of annualized base rent as of March 31, 2024, attributable to leases with tenants having specified implied credit ratings based on their Moody’s RiskCalc scores. Moody’s equates the EDF scores generated using RiskCalc with a corresponding credit rating. Reporting Requirements % of Cash ABR Unit-Level Financial Information 98.9% Corporate-Level Financial Reporting 98.9% Both Unit-Level and Corporate-Level Financial Information 98.4% No Financial Information 0.6% Rent Coverage Ratio (x) Rent Coverage Ratio (x) Expiring through 2028: 4.5% of ABR, 3.0x coverage

Leasing Summary

Leasing Expiration Schedule, Leasing Activity and Statistics

Annual Lease Expiration by Cash ABR

Year[1]	Cash ABR ($'000)s	% of Cash ABR	# of Properties[2]	Wgt. Avg. Coverage[3]
2024	1,148	0.3%	16	2.4x
2025	2,613	0.7%	16	3.3x
2026	2,987	0.8%	18	3.2x
2027	6,087	1.6%	51	3.0x
2028	4,352	1.1%	16	2.9x
2029	9,807	2.6%	114	5.0x
2030	4,146	1.1%	45	4.9x
2031	12,829	3.3%	71	3.1x
2032	12,267	3.2%	47	4.3x
2033	8,197	2.1%	31	2.7x
2034	27,948	7.3%	199	8.1x
2035	15,351	4.0%	99	3.8x
2036	37,625	9.7%	158	4.6x
2037	23,931	6.2%	129	5.6x
2038	45,285	11.8%	185	3.5x
2039	22,066	5.7%	104	2.9x
2040	24,857	6.5%	113	2.7x
2041	21,740	5.7%	105	2.7x
2042	30,960	8.1%	149	3.3x
2043	49,263	12.8%	188	2.8x
Thereafter	20,756	5.4%	82	3.4x
Total	**$ 384,215**	**100.0%**	**1,936**	**3.9x**

Leasing Activity – Trailing 12 Months

$(000)s	Lease Renewals	Terminated Leases Re-Leased Without Vacancy	Terminated Leases Re-Leased After Vacancy	Total Leasing
Prior Cash ABR	$ 4,384	$ 803	$ 787	$ 5,973
New Cash ABR[4]	4,529	663	519	5,711
Recovery Rate	103.3%	82.6%	66.0%	95.6%
Number of Leases	40	8	5	53
Average Months Vacant	—	—	7.9	—
% of Total Cash ABR[5]	1.2%	0.2%	0.1%	1.6%

Leasing Statistics

Vacant Properties at December 31, 2023	**3**
Expiration Activity	—
Properties Subject to Lease Termination	—
Vacant Property Sales	(1)
Properties Leased	(1)
Vacant Properties at March 31, 2024	**1**

1. Expiration year of contracts in place as of March 31, 2024, excluding any tenant option renewal periods that have not been exercised.
2. Property count includes 135 properties that secure mortgage loans receivable but excludes one vacant property.
3. Weighted by cash ABR as of March 31, 2024.
4. New cash ABR reflects full lease rental rate without giving effect to free rent or discounted rent periods.
5. New cash ABR divided by total cash ABR as of March 31, 2024.

12 Supplemental Information | As of March 31, 2024 ESSENTIAL PROPERTIES

Supplemental Information | As of March 31, 202413 Leasing Summary Same-Store Analysis Same-Store Portfolio Performance1 Contractual Cash Rent ($000s) 2 % Type of Business 1Q’23 1Q’24 Change Service $ 56,255 $ 57,106 1.5% Experience 8,621 8,748 1.5% Retail 2,812 2,833 0.8% Industrial 2,124 2,161 1.8% Total Same-Store Rent $ 69,812 $ 70,848 1.5% 1. All properties owned, excluding new sites under construction, for the entire same-store measurement period, which is January 1, 2023 through March 31, 2024. The same-store portfolio for 1Q’24 is comprised of 1,543 properties and represents 74% of our total portfolio as measured by contractual cash rent and interest divided by our cash ABR at March 31, 2024. 2. The amount of cash rent and interest our tenants are contractually obligated to pay per the in-place lease or mortgage as of March 31, 2024; excludes (i) percentage rent that is subject to sales breakpoints per the lease and (ii) redevelopment properties in a free rent period. 1.9% 1.7% 1.6% 1.6% 1.5% 1.2% 1.5% 1.5% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 1.8% 2.0% 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 Trailing 8 Qtr. Avg. Same-Store Rent Growth1

Supplemental Information | As of March 31, 202414 Contractual Fixed 96.6% CPI 2.2% Flat 1.2% Leasing Summary Lease Escalations 1. Based on cash ABR as of March 31, 2024. 2. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Lease Escalation Frequency Lease Escalation Type Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1,2 Annually 81.8% 1.7% Every 2 years 1.0% 1.5% Every 3 years 0.2% 0.0% Every 4 years 0.1% 1.0% Every 5 years 13.3% 1.8% Other escalation frequencies 2.4% 1.1% Flat 1.2% 0.0% Total / Weighted Average 100.0% 1.7%

Supplemental Information | As of March 31, 202415 Glossary Supplemental Reporting Measures FFO, Core FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”), core funds from operations (“Core FFO”) and adjusted funds from operations (“AFFO”), each of which is a non-GAAP financial measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include items like certain transaction related gains, losses, income or expenses or other non-core amounts as they occur. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain items that we believe are not indicative of our operating performance, including straight- line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization expense, other non-cash charges and capitalized interest expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider to assess our operating performance without the distortions created by non-cash and certain other revenues and expenses. FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Supplemental Information | As of March 31, 202416 Glossary Supplemental Reporting Measures We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA and EBITDAre We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance, exclusive of certain non-cash and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, the should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. Net Debt We calculate our net debt as our gross debt (defined as total debt plus net deferred financing costs on our secured borrowings) less cash and cash equivalents and restricted cash available for future investment. We believe excluding cash and cash equivalents and restricted cash available for future investment, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI We compute NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight- line rental revenue and other amortization and non-cash charges. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, our computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Supplemental Information | As of March 31, 202417 Glossary Supplemental Reporting Measures Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We further adjust EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all re-leasing, investment and disposition activity that took place during the quarter had been made on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and iii) to eliminate the impact of lease termination or loan prepayment fees and contingent rental revenue from our tenants which is subject to sales thresholds specified in the lease. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates. Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. Initial Portfolio Initial Portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.